Exhibit 1.1

19,201,000 Shares(1)

Lions Gate Entertainment Corp.

Common Shares

PURCHASE AGREEMENT

October 13, 2011

PIPER JAFFRAY & CO.

800 Nicollet Mall

Minneapolis, Minnesota  55402

Ladies and Gentlemen:

The shareholders of Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), listed in Schedule I hereto (the “Selling Stockholders”) propose to sell to the Underwriter named in Schedule II hereto (the “Underwriter”) an aggregate of 19,201,000 common shares, no par value, in the capital of the Company (the “Common Shares”). The aggregate of 19,201,000 Common Shares so proposed to be sold by the Selling Stockholders are hereinafter referred to as the “Firm Shares.”  The Selling Stockholders have also granted to the Underwriter an option to purchase up to 2,879,985 additional Common Shares on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”).  The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement (the “Agreement”) are herein collectively called the “Securities.”

The Company and the Selling Stockholders hereby confirm their respective agreements with respect to the sale of the Securities to the Underwriter.

1.             Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-176656) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement.  Such registration statement has been declared effective by the Commission.  Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  The Registration Statement at the time it originally was declared effective is herein called the

(1)  Plus an option to purchase up to 2,879,985 additional shares to cover over-allotments.

“Original Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus in the form in which it appeared in the Original Registration Statement is herein called the “Base Prospectus.”  Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations.  Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.”  Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.             Representations and Warranties of the Company and the Selling Stockholders.

(a)           The Company represents and warrants to, and agrees with, the Underwriter as follows:

(i)            No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(g).

(ii)            The Original Registration Statement was initially declared effective by the Commission under the Securities Act on September 20, 2011.  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(iii)          Each part of the Registration Statement, at the time such part became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B or otherwise under the Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as hereinafter defined) and at the First Closing Date and the Second Closing Date (as hereinafter defined), as the case may be, and the Prospectus (or any amendment or supplement to the Prospectus) at the time of filing or the time of first use within the meaning of the Rules and Regulations and at all other subsequent times until the expiration of the Prospectus Delivery Period and at the First Closing Date and the Second Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act. The Registration Statement did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the First Closing Date and the Second Closing Date, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they are or were made, not misleading; except that each of the foregoing shall not apply to statements in or omissions from the Registration Statement, the 462(b) Registration Statement, the Prospectus or any amendments or supplements thereto in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(g).

(iv)           None of the Company or any person authorized to act on its or any of their behalf (other than the Underwriter, as to whom the Company makes no representation or warranty) has, directly or indirectly, (i) made offers or sales of the Securities, or solicited offers to buy any Securities, under circumstances that would require the distribution of the Securities in any Canadian province or territory to be qualified by a prospectus filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders and notices of the securities regulatory authorities in, any such province or territory (the “Canadian Securities Laws”) or (ii) has engaged in any advertisement of the Securities in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Securities in such province or territory.

(v)           Neither (A) any Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule III, the information set forth on Schedule IV, and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(g).  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale” means 9:15 am (Eastern time) on the date of this Agreement.

(2)           “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(3)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4)           “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III to this Agreement.

(5)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(vi)          (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(g).

(B)           (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act, including the Company or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)           Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through Prospectus Delivery Date, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(vii)         The consolidated financial statements of the Company and its subsidiaries, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; to the Company’s knowledge, the consolidated financial statements of TV Guide Entertainment Group, LLC (“TV Guide”) and the financial statements of Studio 3 Partners, L.L.C. (“Studio 3”), together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and fairly present in all material respects the financial condition of TV Guide and its consolidated subsidiaries and Studio 3 as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP consistently applied throughout the periods involved; all non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses or  a material future effect on TV Guide’s or Studio 3’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.  No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  Ernst & Young LLP, which has expressed its opinion with respect to the financial statements and schedules of the Company and its consolidated subsidiaries and TV Guide and its consolidated subsidiaries filed or incorporated by reference as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (a) an independent public accounting firm within the meaning of the Securities Act, the Rules and Regulations and applicable Canadian Securities Laws, (b) a person authorized to act as the auditor of the Company as prescribed by the Business Corporations Act (British Columbia), (c) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)) and (d) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.  PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements and schedules of Studio 3 filed or incorporated by reference as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (a) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (b) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) and (c) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(viii)        Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, partnership, limited liability company, association or other entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, except where failure would not reasonably be expected to have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries has full power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”). All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus.

(ix)           Except as contemplated in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and (b) there has not been any change in the share capital (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase shares in the capital, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development that would reasonably be expected to result in any Material Adverse Change.

(x)            Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company  o perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities.  There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company, any employee plan sponsored by the Company or any property or assets owned or leased by the Company, that are required to be described in the Registration

Statement, the Time of Sale Disclosure Package or the Prospectus by the Securities Act or by the Rules and Regulations and that have not been so described.

(xi)           There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(xii)          This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including without limitation the letter agreement among the Company, 0918988 B.C. Ltd, 0918989 B.C. Ltd, and affiliates of the Selling Shareholders (the “Letter Agreement”), (B) result in any violation of the provisions of the notice of articles, articles or similar organizational documents of the Company or any of its subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, provincial, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, except (A) such as may be required under the Securities Act, state securities or blue sky laws, or Canadian Securities Laws or (B) as have been obtained on or prior to the date hereof; and the Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(xiii)         All of the issued and outstanding shares in the capital of the Company, including the outstanding Common Shares, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which waiver, if any, has been delivered to counsel to the Underwriter), and the holders thereof are not subject to personal liability by reason of being such holders; and the share capital of the Company, including the Common Shares, conforms in all material respects to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  Except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Common Shares pursuant to the Company’s notice of articles, articles or similar organizational documents, or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company (collectively “Registration Rights”), and any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below).  All of the issued and outstanding shares in the capital of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, including but not limited to the disclosure in the Company’s publicly filed banking and debt instruments (including but not limited to bank facilities), the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock except where the lack of ownership or security interests, claims, liens, proxies, equities or other encumbrances would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares in the capital of the Company or any subsidiary of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  The Common Shares (including the Securities) conforms in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.  The description of the Company’s stock option, stock bonus and other stock compensation plans or arrangements and the options or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  Except as set forth in the Time of Sale Disclosure Package, the Company is not a participant in any material joint venture, partnership or similar arrangement.

(xiv)        The Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements,

consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course, except as would not reasonably be expected to have a Material Adverse Effect; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, provincial, local and foreign laws, regulations, orders and decrees.

(xv)         The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them and that are material to respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, claims, security interests or other encumbrances except (A) such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or (B) do not materially interfere with the use made of such property by the Company and its subsidiaries.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries, taken as a whole.

(xvi)        The Company and its subsidiaries own or have adequate rights to use under license, all Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ respective businesses as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted by the Company and its subsidiaries, except for any Intellectual Property the failure to own or have rights to use under license, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Furthermore, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:  (A) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim of infringement by any third party, challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property; (B) the Intellectual Property owned by the Company or its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company or its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party, challenging the validity, scope or enforceability of any such Intellectual Property; (C) the operation of the respective businesses of the Company and its subsidiaries, and the use of the Intellectual Property owned by the Company or its subsidiaries or the Intellectual Property licensed to the Company or its subsidiaries in connection therewith, does not and will not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property of any third party; and

(D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party, alleging that the Company or any of its subsidiaries has in the past or is currently infringing, misappropriating or otherwise violating any Intellectual Property or other proprietary rights of any third party, and neither the Company nor any of its subsidiaries has received written notice of any such claim. “Intellectual Property” means all rights in intellectual property of any type throughout the world, including, but not limited to, the following:  (1) patents and patent applications, (2) trademarks, service marks, trade dress, logos, domain names, trade names, corporate names and other source identifiers, whether or not registered, including all common law rights thereto, and registrations and applications for registration thereof, (3) copyrights, whether registered or common law, and registrations and applications for registration thereof, including all rights to market, sell, distribute, exhibit, copy, publicly display, commercially exploit and otherwise use creative works, and (4) trade secrets and confidential, technical and business information, including inventions, whether patentable or unpatentable, technology, know-how, manufacturing and production processes and techniques, technical data, and copyrightable works.

(xvii)       Neither the Company nor any of its subsidiaries is (A) in violation of its respective notice of articles, articles or other organizational documents, (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any violation of law or statute, or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority that would not reasonably be expected to have a Material Adverse Effect.

(xviii)      The Company and its subsidiaries have timely filed all federal, state, provincial, local and foreign income and franchise tax returns required to be filed and have paid all taxes due, other than any which the Company or any of its subsidiaries are contesting in good faith or where the failure to so pay or file would not reasonably be expected to have a Material Adverse Effect.  All such tax returns are accurate and complete in all material respects.  There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and would reasonably be expected to have a Material Adverse Effect.

(xix)         The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities, other than any Preliminary Prospectus, the Time of Sale Disclosure Package or

the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(a)(xvii) of this Agreement.

(xx)          The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on The New York Stock Exchange (“NYSE”) under the ticker symbol “LGF.”  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NYSE nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NYSE for maintenance of inclusion of the Common Shares thereon and the Company has not received any notice from the NYSE that it is not in compliance with the listing or maintenance requirements of the NYSE.  Except as previously disclosed to counsel for the Underwriter or as set forth in the Time of Sale Disclosure Package and the Prospectus, to the knowledge of the Company, no beneficial owners of the Common Shares who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such Common Shares, have any direct or indirect association or affiliate with a member of the Financial Industry Regulatory Authority (“FINRA”).  A Registration Statement relating to the Common Shares on Form 8-A or other applicable form under the Exchange Act has become effective.

(xxi)         Other than the subsidiaries of the Company listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2011, 0918988 B.C. Unlimited Liability Company, 0918989 B.C. Unlimited Liability Company, Log Productions, LLC, Lions Gate Pennsylvania 2, Inc., NR Productions, Inc., RG Productions, Inc., Last Productions, Inc., LionsGate Channels 2, Inc. and MK Animated, LLC, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust or other entity.

(xxii)        The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxiii)       Other than as contemplated by this Agreement or the Time of Sale Disclosure Package, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxiv)       The Company and its subsidiaries carry, or are covered by, insurance from insurers with appropriately rated claims paying abilities in such amounts and covering such risks as is adequate for the conduct of their business and the value of their properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxv)        The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxvi)       The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxvii)      The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxviii)     Each of the Company, its subsidiaries, and, to its knowledge, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws:  (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), as amended, or any other law, rule or regulation of similar purposes and scope; (b) anti-money laundering laws, including but not limited to, applicable federal, state, provincial, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(xxix)       Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxx)        No transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the Company’s officers, directors or 5% shareholders or any affiliate or affiliates of any such officer, director or 5% shareholders that is required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus which is not so described.  The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxxi)       Except as disclosed in the Time of Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination,  liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(xxxii)      The Company and each of its subsidiaries (A) is in compliance with any and all applicable foreign, federal, state, provincial and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”) in all material respects; (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance with all terms and conditions of such permit, license or approval in all material respects.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxiii)     (i) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan maintained by the Company.  At no time in the past six years has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA.  There are no pending or, to the knowledge of the Company, threatened, claims, complaints, lawsuits, investigations, or governmental audits relating to any Employee Benefit Plan (other than routine claims for benefits).  No Employee Benefit Plan provides or promises, or at any time with respect to which the Company or any of its subsidiaries would still have any liability or obligation, provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law.  Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law.  Each Employee Benefit Plan intended to be qualified under Code Section 401(a) has a favorable determination or opinion letter from the Internal Revenue Service, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, (i) nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification and (ii) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees.  The execution and delivery of this Agreement and the transactions contemplated hereunder will not involve any “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder.  The representation by the Company in the preceding sentence assumes that the Underwriter is not purchasing the Securities with “plan assets” within the meaning of the regulations published by the U.S. Department of Labor at 29 C.F.R. Section 2510.3-101 et seq., as amended, relating to the definition of “plan assets”, as modified by Section 3(42) of ERISA.  As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (B) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).

(xxxiv)     No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor dispute by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect.

(xxxv)      No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Time of Disclosure Package and the Prospectus and/or prohibited by the Company’s publicly filed banking and debt instruments, including but not limited to bank facilities.

(xxxvi)     Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxvii)     The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxviii)    The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(xxxix)      The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s organizational documents or the laws of its jurisdiction of organization that is or could reasonably be expected to become applicable to the Underwriter as a result of the cancellation by the Company of the 11,040,493 common shares (the “Previously Acquired Shares”) acquired by the Company from the Selling Stockholders and/or affiliates of the Selling Stockholders pursuant to Paragraph 1 of the Letter Agreement.

(xl)           To enable the Underwriter to rely on Rule 5110(b)(7)(C)(i) of FINRA, the Company represents that, as of the date of this Agreement, the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) has been subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act and has timely filed all material required to be filed pursuant to

Sections 13, 14 or 15(d) of the Exchange Act for a period of at least 36 calendar months immediately preceding (i) the date the Original Registration Statement was declared effective and (ii) the date of this Agreement.

(xli)          The Company is a “reporting issuer” within the meaning of applicable Canadian Securities Laws in the provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec and is subject to the continuous disclosure reporting requirements of an “SEC issuer” within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”).  The Company files its disclosure documents prescribed by NI 51-102 with the applicable securities commissions or securities regulators in Canada on the System for Electronic Document Analysis and Retrieval (SEDAR).

(b)           Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter as follows:

(i)            Such Selling Stockholder is the record and beneficial owner of, and has, and on the First Closing Date and the Second Closing Date, as applicable, will have, valid and marketable title to the Securities to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Securities hereunder, the Underwriter will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances other than any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances created by the Underwriter.  Such Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder’s own account and is not selling such Securities, directly or indirectly, for the benefit of the Company or the Underwriter, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company or the Underwriter other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(ii)           Such Selling Stockholder has the full right, power and authority to enter into an irrevocable power of attorney (a “Power of Attorney”) authorizing and directing Jesse Lynn and Edward Mattner, as attorneys-in-fact (the “Attorneys-in-Fact”), or either of them, to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

(iii)          This Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each constitutes a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity.  The execution and delivery of this Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement (including, without limitation, the Letter Agreement) or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any law, regulation, order or decree applicable to such Selling Stockholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Power of Attorney by the Selling Stockholders or for the consummation by the Selling Stockholders of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Securities Act or state securities laws or blue sky laws.

(iv)          Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except as described or incorporated by reference in the Registration Statement.

(v)           Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by such Selling Stockholder; provided, however, that no Selling Stockholder has made nor will make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act except a Permitted Free Writing Prospectus authorized by the Company and the Underwriter for distribution in accordance with the provisions of Section 4(a)(xvii) hereof.

(vi)          Subject in all respects to the following sentence, as of the time any part of each of the Original Registration Statement and the 462(b) Registration Statement (or any post-effective amendment thereto) became effective and at all other subsequent times until expiration of the Prospectus Delivery Period, upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus) and at all other subsequent times until expiration of the Prospectus Delivery Period and at the First Closing Date and Second Closing Date, (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading.  The preceding sentence with respect to any Selling Stockholder applies only to the extent that any statements in or omissions from a Registration Statement or the Prospectus, or any failure of the Registration Statement or the Prospectus to conform to the requirements of the Securities Act and the Rules and Regulations, are based on written information concerning such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for use therein (any written information concerning any Selling Stockholder furnished to the Company by such Selling Stockholder specifically for such use being referred to as the “Selling Stockholder Information”).

(vii)         As of the Effective Time, neither (i) the Time of Sale Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence with respect to any Selling Stockholder applies only to the extent that any statements in or omissions from the Time of Sale Disclosure Package or any Issuer Limited-Use Free Writing Prospectus are based on Selling Stockholder Information.

(viii)        All Selling Stockholder Information furnished by such Selling Stockholder contained in any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that such Selling Stockholder notified or notifies the Company and the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the Selling Stockholder Information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Selling Stockholder Information, if republished immediately following such event or development, conflicted or would conflict with the Selling Stockholder Information then contained in the Registration Statement or as a result of which such Selling Stockholder Information would include any untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Stockholder has promptly notified or will promptly notify the Company and the Underwriter and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(ix)           The sale of Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Time of Disclosure Package and Prospectus.

(x)            The Selling Stockholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(c)           Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; any certificate signed by or on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

3.             Purchase, Sale and Delivery of Securities.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders the Firm Shares.  The purchase price for each Firm Share shall be $7.00 per share.

The Firm Shares will be delivered by the Selling Stockholders to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Selling Stockholders, at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York, or such other location as may be agreed upon by the Company and the Underwriter, at 9:00 a.m. Eastern time on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”  If the Underwriter so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.  Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, or evidence of their issuance, will be made available for checking at a reasonable time preceding the First Closing Date at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York, or such other location as may be agreed upon by the Company and the Underwriter.

(b)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders hereby grant to the Underwriter an option to purchase all or any portion of the Option Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriter in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised in whole or in part at any time and from time to time up to October 18, 2011, upon notice (confirmed in writing) by the Underwriter to the Company setting forth the aggregate number of Option Shares as to which the Underwriter is exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and the “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised.  No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Selling Stockholders to you against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Selling Stockholders at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York, or such other location as may be mutually acceptable at 9:00 a.m., Eastern time, on the Second Closing Date.  If the Underwriter so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.  Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, or evidence of their issuance, will be made available for checking at a reasonable time preceding the Second Closing Date at the office of Paul Hastings LLP, 75 East 55th Street, New York, New York, or such other location as may be agreed upon by the Company and the Underwriter.

(c)           Nothing herein contained shall constitute the Underwriter an unincorporated association or partner with the Company or any Selling Stockholder.

(d)           On the First Closing Date, the Company shall pay the Underwriter a fee of $3,360,175 in immediately available funds.  On the Second Closing Date, the Company will pay the Underwriter a fee equal to 2.5% of the gross proceeds received by the Selling Stockholders in connection with the purchase of any Option Shares.

(e)           If applicable, the Company shall file, with the relevant securities regulatory authority in each jurisdiction of Canada in which sales of the Securities are made within the prescribed period, a report of exempt distribution under National Instrument 45-106 — Prospectus and Registration Exemptions together in each case with the payment of applicable fees.

4.             Covenants.

(a)           The Company covenants and agrees with the Underwriter as follows:

(i)             During the period beginning on the date hereof and ending on the later of the Second Closing Date and such date, as in the reasonable opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Act), in connection with sales by the Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462(b) Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter or counsel to the Underwriter reasonably objects. Subject to this Section 4(a)(i), promptly following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Underwriter and the Company may deem appropriate, and if requested by the Underwriter, an Issuer Free Writing Prospectus containing the selling terms of the Securities and such other information as the Company and the Underwriter may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each Issuer Free Writing Prospectus.

(ii)           The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

(iii)          (A) During the Prospectus Delivery Period the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus.  If during such period any event shall occur or condition shall exist as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)           If, at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)          The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

(v)           The Company will furnish, at its own expense, to the Underwriter and counsel for the Underwriter copies of the Registration Statement (which will include a complete manually signed copy of the Registration Statement and all consents and exhibits filed therewith), and to the Underwriter and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi)          The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)         The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 8(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriter’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) listing fees, if any, (F) the costs and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with the marketing of the Securities, and (G) all other costs and expenses of the Company and any Selling Stockholder incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 8(a) hereof which prevents this Agreement from becoming effective, if this Agreement is terminated by the Underwriter pursuant to Section 8 hereof, or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company or such Selling Stockholder, as the case may be, will reimburse the Underwriter for all out-of-pocket disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Securities or in contemplation of performing its obligations hereunder.

(viii)        The Company will not, without the prior written consent of the Underwriter, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, except (i) issuances to directors, officers and employees of the Company pursuant to employee benefit plans, equity incentive plans or other employee compensation plans existing on the date hereof and as described in the Time of Sale Disclosure Package, (ii) issuance of Common Shares upon exercise of stock options outstanding pursuant to employee compensation plans, (iii) issuance of Common Shares upon exercise of debt or convertible securities of the Company, in each case, outstanding as of the date hereof, and (iv) issuances for acquisitions of share capital, businesses, Intellectual Property or other assets of one of more third parties, provided that the number of securities issued in such transactions shall not exceed $100 million in the aggregate and provided further that the recipient of such securities agrees to substantially the terms of this paragraph (viii) for the Lock-Up Period set forth above plus an additional 90 days from the date of the end of the Lock-Up Period.

The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.  If (1) during the last 17 days of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Section 4(a)(x), unless otherwise waived by the Underwriter in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs, provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act, and the Common Shares are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.  The Company will provide the Underwriter and each person subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(ix)           The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), from each of the Company’s directors and officers and all of the shareholders of the Company identified on Schedule V.  The Company will use its commercially reasonable efforts to enforce the terms of each Lock-Up Agreement and will issue stop-transfer instructions to the transfer agent for the Common Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(x)            The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Shares which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(xi)           Other than as contemplated by this Agreement, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xii)          For a period of one year from the date hereof, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiii)                          The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xiv)                         The Company and its subsidiaries will comply with all applicable provisions of the Sarbanes-Oxley Act.

(xv)                            The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III.  Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic roadshow.

(xvi)                         During the Lock-Up Period, the Company will not take any action that results in, or could reasonably be expected to result in, the cancellation of the Previously Acquired Shares.

(b)                                 Each Selling Stockholder, severally and not jointly, covenants and agrees with the Underwriter as follows:

(i)                                     Subject to the terms of the Letter Agreement, such Selling Stockholder will pay all taxes (including any backup withholding taxes resulting from a notified payee under reporting within the meaning of Section 3406(a)(1)(C) of the Internal

Revenue Code), if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder.

(ii)                                  If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of such Selling Stockholder to perform any agreement on such Selling Stockholder’s part to be performed after reasonable notice, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by such Selling Stockholder is not fulfilled after reasonable notice, such Selling Stockholder agrees to reimburse the Underwriter for all out-of-pocket disbursements (including reasonable fees and disbursements of counsel for the Underwriter) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Firm Shares or in contemplation of performing its obligations hereunder.

(iii)                               Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Shares which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

(iv)                              Such Selling Stockholder shall immediately notify you if any event occurs, or of any change in the Selling Stockholder Information relating to such Selling Stockholder including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v)                                 Such Selling Stockholder shall deliver to the Underwriter, as appropriate, prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5.                                       Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)                                  If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction.

(b)                                 The Underwriter shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)                                  Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase shares in the capital of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)                                 On the First Closing Date and the Second Closing Date, as applicable, there shall have been furnished to you the opinions of O’Melveny & Myers LLP, as counsel for the Company, each dated such closing date and addressed to you in substantially the forms attached hereto as Exhibit B and Exhibit E.

(e)                                  On the First Closing Date and the Second Closing Date, as applicable, there shall have been furnished to you the opinion of Heenan Blaikie LLP, as Canadian counsel for the Company, each dated such closing date and addressed to you in substantially the form attached hereto as Exhibit C.

(f)                                   On the First Closing Date and the Second Closing Date, as applicable, there shall have been furnished to you the opinion of Jesse Lynn, as counsel to the Selling Stockholders, each dated such closing date and addressed to you in substantially the form attached hereto as Exhibit D.

(g)                                On the First Closing Date and the Second Closing Date, as applicable, there shall have been furnished to you the opinion of Brown Rudnick LLP, as counsel to the Selling Stockholders, each dated such closing date and addressed to you in substantially the form attached hereto as Exhibit F.

(h)                                 On the First Closing Date and the Second Closing Date, as applicable, there shall have been furnished to you the opinion of Walkers Global, as counsel to the Selling Stockholders, each dated such closing date and addressed to you in substantially the form attached hereto as Exhibit G.

(i)                                     On the First Closing Date and the Second Closing Date, as applicable, there shall have been furnished to you such opinion or opinions from Paul Hastings LLP, counsel for the Underwriter, dated such Closing Date and addressed to you, with respect to certain matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(j)                                    On the First Closing Date and the Second Closing Date, as applicable, there shall have been furnished to you such opinion or opinions from Stikeman Elliot LLP, Canadian counsel for the Underwriter, dated such Closing Date and addressed to you, with respect to certain matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(k)                                  On the date hereof and on the First Closing Date and the Second Closing Date, as applicable, you shall have received a letter from Ernst & Young LLP, dated such date and addressed to you, confirming that it is an independent public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on the First Closing Date and the Second Closing Date, as the case may be, shall be to confirm the conclusions and findings set forth in such prior letter.

(l)                                    On the date hereof and on the First Closing Date and the Second Closing Date, as applicable, you shall have received a letter from PricewaterhouseCoopers LLP, dated such date and addressed to you, confirming that it is an independent public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter relating to Studio 3 delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on the First Closing Date and the Second Closing Date, as the case may be, shall be to confirm the conclusions and findings set forth in such prior letter.

(m)                               On the First Closing Date and the Second Closing Date, as applicable, there shall have been furnished to you a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)                                     The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such closing date, and the Company has complied with all the agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to such Closing Date;

(ii)                                  No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and, no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)                               The signers of said certificate have examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and since the Time of Sale there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

(n)                                 On the First Closing Date and the Second Closing Date, as the case may be, there shall have been furnished to you a certificate or certificates, dated such closing date and addressed to you, signed by each of the Selling Stockholders or either of such Selling Stockholder’s Attorneys-in-Fact to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder’s part to be performed or satisfied at or prior to such Closing Date.

(o)                                 The Underwriter shall have received all of the Lock-Up Agreements referenced in Section 4.

(p)                                 The Company shall have furnished to you and counsel for the Underwriter such additional documents, certificates and evidence as you or they may have reasonably requested.

All such opinions, certificates, letters and other documents mentioned above and elsewhere in this Agreement will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriter.  The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.                                       Indemnification and Contribution.

(a)                                  The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by the Underwriter consists of the information described as such in Section 6(g).

(b)                                 Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint and several, to which the Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or in any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) a Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials in reliance upon and in conformity with Selling Stockholder Information relating to such Selling Stockholder, and (y) in no event shall any Selling Stockholder’s liability hereunder exceed the aggregate amount of net proceeds (after deducting underwriting discounts and commissions, but before expenses) received by such Selling Stockholder from the sale of Securities sold by such Selling Stockholder pursuant to this Agreement.

(c)                                  The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder, its affiliates, directors and officers and each person, if any, who controls the Company and each Selling Stockholder within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company and the Selling Stockholders may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by you specifically for use therein (it being understood and agreed that the only information furnished by the Underwriter consists of the information described as such in Section 6(g)), and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or any such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(d)                                 Promptly after receipt by an indemnified party under Section 6 (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses).  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.  In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                                  If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(e).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(e).  Notwithstanding the provisions of this Section 6(e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate amount of proceeds after deducting underwriting discounts and commissions, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Selling Stockholders’ obligations in this Section 6(e) to contribute are several in proportion to their respective aggregate gross proceeds received after underwriting discounts and commissions, but before expenses, from the sale of the Securities sold by the Selling Stockholders hereunder and not joint.

(f)                                    The obligations of the Company and the Selling Stockholders under this Section 6 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act.

(g)                                 The Underwriter confirms and the Company and each Selling Stockholder acknowledges that the statements with respect to the public offering of the Securities by the Underwriter set forth in the second, tenth, eleventh and twelfth paragraphs under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus; it being understood and agreed that the Selling Stockholders make no representation or warranty regarding any information contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the Selling Stockholder Information.

7.                                       Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter, the Company and the Selling

Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Stockholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriter hereunder.

8.                                       Termination.

(a)                                  You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company or the Selling Stockholders shall have failed, refused or been unable, at or prior to such closing date, to perform any agreement on its or their part to be performed hereunder, (ii) any other condition of the Underwriter’s obligations hereunder is not fulfilled or waived, (iii) trading on the NYSE, the NASDAQ Stock Market, or the NYSE Amex shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, the NASDAQ Stock Market, or the NYSE Amex, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or any act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in U.S. or international political, financial or economic conditions or any other any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)                                 If you elect to terminate this Agreement as provided in this Section, the Company and an Attorney-in-Fact, on behalf of the Selling Stockholders, shall be notified promptly by you by telephone and confirmed by letter.

9.                                       Default by One or More of the Selling Stockholders or the Company.  If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Stockholders as set forth in Schedule I, then the Underwriter may at your option, by notice from you to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of the Underwriter or, except as provided in Section 4(a)(viii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non-defaulting party or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company or, by joint action only, the non-defaulting Selling Stockholders shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus or in any other documents or arrangements.

No action taken pursuant to this Section shall relieve the Company or any Selling Stockholders so defaulting from liability, if any, in respect of such party’s default.

10.           Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed or delivered to the Underwriter c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: General Counsel; if to the Company, shall be mailed or delivered to it at Lions Gate Entertainment Corp., 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404,  Attention:  General Counsel; if to any of the Selling Stockholders, at the address of the Attorneys-in-Fact as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, affiliates, officers and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriter.

12.           Absence of Fiduciary Relationship.  The Company and each of the Selling Stockholders acknowledges and agrees that: (a) the Underwriter has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or any Selling Stockholder and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company or any Selling Stockholder on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company and each of the Selling Stockholders following discussions and arms-length negotiations with the Underwriter and the Company and each of the Selling Stockholders is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and each of the Selling Stockholders and that the Underwriter has no obligation to disclose such interest and transactions to the Company or any Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company or any Selling Stockholder; (e) it, he or she waives to the fullest extent permitted by law, any claims it, he or she may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company or any Selling Stockholder in respect of such a fiduciary duty claim on behalf of or in right of any Selling Stockholder or the Company, including shareholders, employees or creditors of the Company.

13.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

14.           Judgment Currency.   If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligations of the Company and the Selling Stockholders in respect of any sum due from them to the Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Underwriter hereunder, the Company and the Selling Stockholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss.  If the U.S. dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company and the Selling Stockholders (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Underwriter hereunder.

15.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16.           General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholders and the Underwriter in accordance with its terms.

Very truly yours,

LIONS GATE ENTERTAINMENT CORP.

		By	/s/ Wayne Levin
			Name:	Wayne Levin
			Title:	EVP, Corporate Operations and General Counsel

SELLING STOCKHOLDERS

		By	/s/ Jesse Lynn
Attorney-in-Fact

Confirmed as of the date first above mentioned, on behalf of itself.

PIPER JAFFRAY & CO.

By	/s/ Joel Schneider
Managing Director

Agreed and acknowledged with respect to Section 2(b)(iii) herein:

/s/ Carl C. Icahn
Carl C. Icahn, individually and on behalf of his affiliated funds

/s/ Brett Icahn
Brett Icahn, individually and on behalf of his affiliated funds

SCHEDULE I

Selling Stockholders

Name	Number of Firm Shares to be Sold	Maximum Number of Option Shares Subject to Option

High River Limited Partnership	3,840,200	575,997
Icahn Partners LP	5,657,966	848,647
Icahn Partners Master Fund LP	6,558,805	983,764
Icahn Partners Master Fund II LP	2,179,472	326,902
Icahn Partners Master Fund III LP	964,557	144,675

Total	19,201,000	2,879,985

SCHEDULE II

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co.

Total	19,201,000

(1)                                  The Underwriter may purchase up to an additional 2,879,985 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE III

Issuer General Free Writing Prospectuses

Issuer Free Writing Prospectus dated September 26, 2011

Issuer Free Writing Prospectus dated October 13, 2011

SCHEDULE IV

Pricing Information

Firm Shares Offered by the Selling Stockholders:  19,201,000

Public Offering Price Per Share: $7.00

SCHEDULE V

Directors, Officers and Stockholders Subject to Lock-Up

Norman Bacal

Michael Burns

Arthur Evrensel

Jon Feltheimer

Frank Giustra

Morley Koffman

Harald Ludwig

G. Scott Paterson

Mark H. Rachesky, M.D.

Daryl Simm

Hardwick Simmons

Phyllis Yaffe

Steven Beeks

Joseph Drake

James Keegan

Wayne Levin

MHR Institutional Advisors II LLC

MHD Institutional Partners III LP

MHR Institutional Advisors III LLC

MHR Fund Management LLC